Consent of Independent Auditors


The Board of Directors
US Airways, Inc.:

We consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the 1997
Stock Incentive Plan of US Airways Group, Inc., the 1996
Stock Incentive Plan of US Airways Group, Inc., and the US
Airways Group Nonemployee Director Stock Incentive Plan of our report dated February 25, 1998, with respect to the consolidated financial statements of US Airways, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       KPMG Peat Marwick LLP


Washington, DC
August 21, 1998